                                                                      EXHIBIT 21


                                 SUBSIDIARIES OF
                             ESCO TECHNOLOGIES INC.
                             ----------------------


                                              STATE OR JURISDICTION OF
                                                 INCORPORATION OR                           NAME UNDER WHICH
NAME                                               ORGANIZATION                             IT DOES BUSINESS
----                                               ------------                             ----------------
Comtrak Technologies, L.L.C.                       Missouri                            Same

Distribution Control Systems                       Puerto Rico                         Same
Caribe, Inc.

Distribution Control Systems, Inc.                 Missouri                            Same

EMC Test Systems, L.P.                             Texas                               Same

ESCO Electronica De Mexico,                        Mexico                              Same
S.A. de C.V.

ESCO Technologies Inc.                             Missouri                            Same

Euroshield OY                                      Finland                             Same

Filtertek Inc.                                     Delaware                            Same and Tek
                                                                                       Packaging Division

Filtertek BV                                       Netherlands                         Same

Filtertek de Puerto Rico, Inc.                     Delaware                            Same

Filtertek do Brazil                                Brazil                              Same

Filtertek SA                                       France                              Same

Holaday Industries, Inc.                           Minnesota                           Same

Lindgren Inc.                                      Delaware                            Rayproof Ltd.

PTI Advanced Filtration Inc.                       Delaware                            Same

PTI Technologies Inc.                              Delaware                            Same

PTI Technologies Limited                           England                             Same

Rantec Power Systems Inc.                          Delaware                            Same

Rayproof Ltd.                                      England                             Same

The Curran Company                                 Illinois                            Lindgren R.F.
                                                                                       Enclosures, Inc.

VACCO Industries                                   California                          Same
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